Exhibit 10.20
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT (this “Amendment”) to the Employment Agreement (the “Agreement”), dated as of August 25, 2003 and with an Agreement Effective Date of December 8, 2003, between Health Fitness Corporation (“HFC”), and Katherine Hamlin (“Executive”), is made and entered into between HFC and Executive as of December 21, 2006.
WHEREAS, HFC and Executive have agreed to increase severance amounts;
WHEREAS, HFC and Executive wish to amend the Agreement accordingly.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is specifically acknowledged by the parties, the Company and Executive agree as follows:
1.	Paragraph 2.02 (b) of the Agreement shall be amended by deleting the term “three (3) months” and replacing it with “four (4) months”.

2.	This Amendment shall be effective on December 21, 2006.

3.	The provisions of subparagraph 2.02 (c ) of the Agreement have expired.

4.	Except as expressly amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

5.	This amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on behalf of each as of the date first above written.

HEALTH FITNESS CORPORATION

By:	/s/ Gregg Lehman Name: Gregg Lehman
Title: President and Chief Executive Officer

/s/ Katherine Hamlin KATHERINE HAMLIN